Exhibit 10.17

FIRST AMENDMENT TO THE NON-EXCLUSIVE LICENSE AGREEMENT

This First Amendment to the Non-Exclusive License Agreement (the “First Amendment”) is made and entered into by and between the Regents of the University of Colorado, a body corporate, for and on behalf of the University of Colorado Boulder, having an office at 4845 Pearl East Circle, Suite 200, Boulder, Colorado 80301 (“University”), and ColdQuanta, Inc., a Colorado corporation having its principal office at 1600 Range Street, Suite 103, Boulder, CO, 80301 (“Licensee”).

Background

A.	The parties entered into a Non-Exclusive License Agreement on February 2, 2012 (the “Agreement”).

B.	The parties wish to amend the Agreement to incorporate a three year time limit to the Improvement rights granted to Licensee.

C.	The parties wish to amend the Agreement to modify the Independent Invention rights granted to Licensee.

D.	The parties wish to amend the Agreement to limit Licensee’s right to assign this Agreement only as part of a sale of Licensee’s entire business.

Accordingly, the parties agree as follows:

Article 1 Amendment

1.1 Any capitalized terms not defined in this First Amendment have the same meaning as set forth in the Agreement.

1.2 Section 3 of the Agreement is hereby revised to read in its entirety as follows:

SECTION 3. IMPROVEMENTS & INDEPENDENT INVENTIONS

3.1

Improvements: In the event that University develops any Improvements, then for a period of three (3) years from the First Amendment Effective Date, each such Improvement will be added to this Agreement for no additional consideration, provided that the Improvement will be subject to the terms and conditions of this Agreement including reimbursement of patent expenses previously incurred by University associated with such Improvement. For the sake of clarity, any Licensed Product(s) or Licensed Process(es) based

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on the Improvements added under this Agreement will be subject to the same obligations regarding the payment of royalties and milestones as any other Licensed Product(s) or Licensed Process(es), respectively. The Improvement will be added to this Agreement by a written amendment executed by both parties. For a period of three (3) years from the First Amendment Effective Date, University shall disclose each new Improvement to Licensee in reasonable written detail after University’s Venture Partners office receives notification from the inventor of such Improvement. If Licensee notifies University in writing that it does not want to add the Improvement to this Agreement or if the parties fail to execute the written amendment within one-hundred twenty (120) days from the date written disclosure of the Improvement was provided to Licensee, then neither party will be under any further obligation to the other with respect to that particular Improvement, and to the extent an Improvement is jointly owned by the parties, University may license its interest in the Improvement without any further accounting or notification to Licensee.

3.2

Independent Inventions: In the event that Dana Anderson in his laboratory at the University, or anybody while working in a University laboratory under the supervision or direction of Dana Anderson, makes any invention in the field of ultra-cold matter and related devices and applications (“Independent Invention”), then, for a period of three (3) years from the First Amendment Effective Date, to the extent it is legally able to do so University shall disclose each Independent Invention to Licensee in reasonable written detail after University’s Venture Partners office receives notification from the inventor(s) that such Independent Invention has been made, which disclosure will be treated as University’s confidential information under Section 8.

1.3 Section 14.1(a) of the Agreement is hereby revised to read in its entirety as follows:

a.

Assignment by Licensee. Subject to Sections 14.1(c) and (d), Licensee may assign this Agreement as part of a sale of Licensee’s entire business, regardless of whether such a sale occurs through an asset sale, stock sale, merger or other combination.

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Article 2 Miscellaneous

2.1 This First Amendment is effective as of the date of the last signature of the parties to this First Amendment (the “First Amendment Effective Date”).

2.2 Except as expressly amended by this First Amendment, all provisions of the Agreement remain in full force and effect.

2.3 This First Amendment is governed by and must be construed in accordance with the laws of the State of Colorado.

2.4 This First Amendment together with the Agreement contains the entire understanding and agreement between the parties respecting the subject matter thereof and supersedes all prior understandings and agreements.

2.5 The provisions and clauses of this First Amendment are severable, and in the event that any provision or clause is determined to be invalid or unenforceable under any controlling body of the law, such invalidity or unenforceability will not in any way affect the validity or enforceability of the remaining provisions and clauses hereof.

2.6 This First Amendment may be executed in one or more counterparts and by electronically transmitted signatures, each of which is hereby deemed an original, but all of which together constitute one and the same document. In making proof of this First Amendment, it will not be necessary to produce or account for more than one such counterpart executed by the party against whom the enforcement of this First Amendment is sought.

To evidence the parties’ agreement to this First Amendment, the parties have executed it in duplicate and delivered it on the First Amendment Effective Date.

University	Company

/s/ Brynmor Rees	/s/ Rushton McGarr
Brynmor Rees	Name: Rushton McGarr
Managing Director, Venture Partners at CU Boulder and Assistant Vice Chancellor for Research & Innovation	Title: Chief Financial Officer

6/28/2021	June 24, 2021
Date	Date

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